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                                                                    Exhibit 15






                                    April 14, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                    Re:  Parker Drilling Company
                                    Registration on Form S-8


We are aware that our report dated April 14, 1997, on our review of the interim financial information of Parker Drilling Company for the period ended February 28, 1997, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345), Form S-4 (File No. 333-19317) and Form S-3
(File No. 333-22987). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                               By:  /s/ Coopers & Lybrand L.L.P.
                                    ----------------------------
                                    COOPERS & LYBRAND L.L.P.





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